Exhibit 23: Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-186353, 333-179252, 333-171967, 333-164576, 333-157030, 333-148979, 333-140337, 333-131395, 333-122399, and 333-113559) on Form S-8 of our report dated January 31, 2018, relating to our audit of the financial statements included in the Annual Report on Form 10-K of Medical Information Technology, Inc. for the year ended December 31, 2018.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
January 31, 2019